AMENDMENT TO AGREEMENT PURSUANT TO DISTRIBUTION

AND SERVICE PLAN

SERVICE CLASS SHARES

This Amendment to Agreement Pursuant to Distribution and Service Plan (this “Amendment”) is made this December 11, 2024, by and between Empower Funds, Inc., a Maryland corporation, (“Empower Funds”) and Empower Financial Services, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, Empower Funds and Distributor are parties to that certain Agreement Pursuant to Distribution and Service Plan dated April 30, 2009 (the “Agreement”);

WHEREAS, Empower Funds and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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Amendment to Agreement Pursuant to Distribution and Service Plan – Service Class

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

EMPOWER FUNDS, INC.		EMPOWER FINANCIAL SERVICES, INC.

By:	/s/ Kelly B. New	By:	/s/ Robert Ettinger

Name:	Kelly B. New	Name:	Robert Ettinger

Title:	Chief Financial Officer & Treasurer	Title:	Vice President & Treasurer

Amendment to Agreement Pursuant to Distribution and Service Plan – Service Class

SCHEDULE A

LIFETIME FUNDS

Empower Lifetime 2015 Fund

Empower Lifetime 2020 Fund

Empower Lifetime 2025 Fund

Empower Lifetime 2030 Fund

Empower Lifetime 2035 Fund

Empower Lifetime 2040 Fund

Empower Lifetime 2045 Fund

Empower Lifetime 2050 Fund

Empower Lifetime 2055 Fund

Empower Lifetime 2060 Fund

Empower Lifetime 2065 Fund

SECUREFOUNDATION FUNDS

Empower SecureFoundation® Balanced Fund

Amendment to Agreement Pursuant to Distribution and Service Plan – Service Class

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